SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ABAXIS, INC.
(Name of Registrant as Specified In Its Charter)

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3240 Whipple Road, Union City, CA 94587 Phone 510-675-6500 Fax 510-441-6150

September 8, 2003

Dear Shareholder:

      The 2003 Annual Meeting of Shareholders of Abaxis, Inc. (“we” or “us”) will be held on Tuesday, October 21, 2003, at 10:00 a.m. local time, at our principal offices, located at 3240 Whipple Road, Union City, California. You are cordially invited to attend.

      The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

      After reading the Proxy Statement, please promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters to be presented for shareholder consideration is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy promptly in the enclosed postage paid envelope.

      A copy of our Annual Report to Shareholders also is enclosed for your information. At the 2003 Annual Meeting of Shareholders we will review the activities of Abaxis over the past year and our plans for the future. We look forward to seeing you at the Annual Meeting.

Very truly yours,

CLINTON H. SEVERSON
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 21, 2003

TO THE SHAREHOLDERS:

      Please take notice that the Annual Meeting of the Shareholders of Abaxis, Inc., a California corporation (“us” or “we”), will be held on Tuesday, October 21, 2003, at 10:00 a.m. local time at our offices, located at 3240 Whipple Road, Union City, California, for the following purposes:

1.	To elect six directors to hold office for the ensuing year;

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending March 31, 2004;

3.	To approve an increase in the maximum aggregate number of shares of common stock authorized for issuance under our 1998 Stock Option Plan by 500,000 shares; and

4.	To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on August 29, 2003, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 3240 Whipple Road, Union City, California.

      Please note that each shareholder who attends the annual meeting may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (street name holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors

ZARA Z. THOMAS
Secretary

Union City, California

September 8, 2003

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting in person, we urge you to vote your shares by phone, via the internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Please see your proxy card for specific instructions on how to vote. Proxies are revocable, and any shareholder may withdraw his or her proxy prior to the time it is voted, or by attending the meeting and voting in person.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
Expenses and Solicitation of Proxies
Record Date
Voting Securities
Quorum
Cumulative Voting
Vote Required for Each Proposal
Voting and Revocability of Proxies
Voting By Telephone or Via the Internet
PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NUMBER THREE
APPROVAL OF AMENDMENT TO THE ABAXIS, INC. 1998 STOCK OPTION PLAN
Security Ownership of Certain Beneficial Owners and Management
Directors and Executive Officers
EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Compensation Table
Stock Options Granted in Fiscal 2003
Option Exercises in Fiscal 2003 and Fiscal 2003 Year-End Option Values
Compensation of Directors
Section 16(a) Beneficial Ownership Reporting Compliance
Equity Compensation Information
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF SHAREHOLDER RETURN
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

      The accompanying proxy is solicited by the Board of Directors of Abaxis, Inc., a California corporation (“Abaxis” or “us” or “we”), for use at our annual meeting of shareholders to be held on Tuesday, October 21, 2003 (the “Annual Meeting”), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is September 8, 2003, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

GENERAL INFORMATION

      Expenses and Solicitation of Proxies. We will bear the costs of soliciting proxies for the meeting. We have retained the services of Morrow & Co. to assist us in the solicitation of proxies for a fee of $6,000 plus reimbursement of expenses. In addition to soliciting shareholders by mail through its regular employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

      Record Date. The record date for our 2003 Annual Meeting of Shareholders was August 29, 2003. Only shareholders as of that date are eligible to cast votes at the 2003 Annual Meeting of Shareholders.

      Voting Securities. As of the record date, there were 17,212,392 shares of our common stock outstanding and we had 240 shareholders of record, such number excluding shareholders who hold our shares in electronic form through the Depository Trust Company at brokerage houses. All shares of our common stock are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Except with respect to the election of directors, the procedure for which is described below, each share of common stock is entitled to one vote.

      Quorum. Our Bylaws provide that a majority of all of the shares of the common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner, such as a brokerage account holder, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. For certain specified types of proposals, Nasdaq rules permit nominees to vote on behalf of beneficial holders without consultation of the beneficial holder and in these limited circumstances, broker “non-votes” accordingly do not occur.

      Cumulative Voting. In the election of directors, each common stock shareholder has cumulative voting rights and may be entitled to as many votes as is equal to the number of shares of common stock multiplied by the number of directors to be elected (i.e., six), which votes may be cast for a single candidate or distributed among any or all of the candidates. However, no shareholder is entitled to cumulate votes with respect to a candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes.

      Vote Required for Each Proposal.

•	Proposal #1: Election of Directors: A plurality of the votes duly cast at a meeting at which a quorum is present is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker “non-votes” will have any impact on the election of directors and the six candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected.

•	Proposals #2 & 3: Ratification of Appointment of Independent Public Accountants and Proposal #3: Approval of Amendment of 1998 Stock Option Plan: In order for Proposals #2 and #3 to pass, the vote of a majority of the shares represented in person or by proxy and voting at a duly held meeting at which a quorum is present must be obtained, provided that the votes in favor of each of Proposals #2 and #3 are a majority of the votes that constitute the required quorum. Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. In other words, the votes in favor of each of Proposals #2 and #3 must exceed the sum of (i) the votes against, (ii) abstentions, and (iii) the broker non-votes for the respective proposal.

      Voting and Revocability of Proxies. The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

      All valid proxies received before the Annual Meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of Abaxis a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

The Solicitation Agent for the Annual Meeting is:

Morrow & Co., Inc.

You may obtain information regarding the Annual Meeting

from the Solicitation Agent as follows:

445 Park Avenue, 5th Floor

New York, New York 10022
E-mail: Abaxis.info@morrowco.com

Shareholders, Please Call (800) 607-0088

Banks and Brokerage Firms, Please Call (800) 654-2468

VOTING BY TELEPHONE OR VIA THE INTERNET

If you hold your shares in an account with a broker
If you hold your shares directly registered in your	or a bank that participates in the ADP Investor
name with Equiserve Trust Company, N.A.	Communications Services.

To vote by phone: 1-877-PRX-VOTE (1-877-779-8683) To vote via the Internet: http://www.eproxyvote.com/abax	To vote by telephone or via the Internet: Your voting form from your broker or bank will show the telephone number to call or Internet website to visit.

      For Shares Directly Registered in the Name of the Stockholder. Shareholders with shares registered directly with Equiserve Trust Company, N.A. may vote those shares telephonically by calling Equiserve Trust Company, N.A. at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at http://www.eproxyvote.com/abax.

      For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Equiserve Trust Company, N.A. for shares registered directly in the name of the shareholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically or via the Internet by calling the telephone number, or visiting the Internet website, shown on the voting form received from your broker or bank.

      General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight Eastern Time on October 20, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

      The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Our outside counsel has advised Abaxis that the Internet voting procedures that have been made available through Equiserve Trust Company, N.A. are consistent with the requirements of applicable law. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      The charter documents of Abaxis authorize a Board of Directors consisting of six (6) directors. All six (6) of our directors are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      If elected, each nominee will hold office until our next annual meeting of shareholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with our Bylaws. The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed.

      The nominees for election to the Board of Directors at the Annual Meeting are Clinton H. Severson, Richard J. Bastiani, Ph.D., Henk J. Evenhuis, Brenton G.A. Hanlon, Prithipal Singh, Ph.D. and Ernest S. Tucker, III, M.D. Please see “Information about Abaxis — Director Nominees” below for information concerning the nominees.

Vote Required and Recommendation of the Board of Directors

      If a quorum is present and voting, the six (6) nominees receiving the highest number of votes will be elected.

      Although abstentions and broker “non-votes” will each be counted as present for purposes of determining a quorum, neither abstentions nor broker “non-votes” will have any impact on the election of directors and the six candidates for election as directors at the annual meeting who receive the highest number of affirmative votes will be elected.

      If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of Abaxis has selected Deloitte & Touche LLP as independent public accountants to audit the financial statements of Abaxis for the fiscal year ending March 31, 2004. Deloitte & Touche LLP has acted in such capacity since its appointment in the fiscal year ended March 31, 1996. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

      If a quorum is present and voting, the vote of a majority of the shares both (a) represented in person or by proxy and (b) voting is required for approval of this proposal. In addition, the votes in favor of this proposal must be a majority of the quorum present.

      Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. In other words, the vote in favor of each of this proposal must exceed the sum of (i) the votes against, (ii) abstentions and (iii) the broker “non-votes” for this proposal. However, because under Nasdaq rules this proposal is deemed to be “routine’ and thus individual nominees, such as brokers, may vote on behalf of beneficial holders, we do not anticipate receiving any broker “non-votes.”

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR ABAXIS, INC. FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

PROPOSAL NUMBER THREE

APPROVAL OF AMENDMENT TO THE ABAXIS, INC. 1998 STOCK OPTION PLAN

      The Abaxis, Inc. 1989 Stock Option Plan (the “1989 Plan”) was adopted by the Board of Directors in May 1989 and was approved by our shareholders in March 1990. The Board of Directors and shareholders have approved from time to time increases in the number of shares issuable under the 1989 Plan. In July 1998, the Board of Directors amended the 1989 Plan, and obtained shareholder approval in October 1998, to increase by 1,000,000 shares to 2,886,000 the maximum aggregate number of shares of common stock issuable under the plan. In addition, the Board of Directors approved the amendment and restatement of the 1989 Plan as the Abaxis, Inc. 1998 Stock Option Plan (the “Option Plan”), and obtained shareholder approval of such amendment and restatement. In July 2000, the Board of Directors amended the Option Plan, and obtained shareholder approval in October 2000, to increase by 500,000 shares to 3,386,000 the maximum aggregate number of shares of common stock issuable under the Option Plan. In July 2001, the Board of Directors amended the Option Plan to increase by 1,000,000 shares to 4,386,000 shares the maximum aggregate number of shares of common stock issuable under the Option Plan. However, the shareholders failed to approve this amendment, which consequently did not take effect. In August 2002, the Board of Directors amended the Option Plan to increase by 500,000 shares to 3,886,000 shares the maximum aggregate number of shares of common stock issuable under the Option Plan and obtained shareholder approval in October 2002.

      The shareholders are now being asked to approve the amendment of the Option Plan to increase by 500,000, from 3,886,000 to 4,386,000, the maximum aggregate number of shares of common stock issuable under the Option Plan. The Board of Directors believes that the availability of an adequate stock option program is an important factor in attracting and retaining qualified officers, employees, directors and consultants essential to our success and in aligning their long-term interests with those of the shareholders.

Summary of Option Plan

      The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

      General. The purpose of the Option Plan is to advance the interests of Abaxis and our shareholders by providing an incentive to attract, retain and reward our employees, directors and consultants and by motivating such persons to contribute to our growth and profitability. The Option Plan provides for the grant to employees of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the grant of nonstatutory stock options to employees, directors and consultants.

      Shares Subject to Plan. The shareholders have previously authorized the reservation of an aggregate of 3,886,000 shares of our authorized but unissued shares of common stock for issuance upon the exercise of options granted under the Option Plan. In July 2003, the Board of Directors amended the Option Plan, subject to shareholder approval, to increase the share reserve by 500,000 shares, to a total of 4,386,000 shares. The Option Plan permits the issuance of reacquired shares as well as previously unissued shares. As of August 29, 2003, options to purchase 2,829,466 shares of common stock were outstanding under the Option Plan, options to purchase 959,309 shares of common stock granted pursuant to the Option Plan had been exercised and there were 97,225 shares of common stock available for future grants under the Option Plan, without taking the proposed increase into account. Appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by us, the shares of common stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

      Administration. The Option Plan will be administered by our Board of Directors or a duly appointed committee of the Board (hereinafter referred to collectively as the “Board”). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to us upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board at its discretion may delegate authority concerning the grant of stock options to an officer of Abaxis, subject to formally delineated limits.

      The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee’s termination of service with us. The Option Plan provides, subject to certain limitations, for indemnification by Abaxis of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

      Eligibility. Options may be granted under the Option Plan to our employees, consultants and directors or of any present or future parent or subsidiary corporations of Abaxis. Prospective employees, consultants and directors may also receive grants under the Option Plan in connection with written offers of employment or engagement, provided that such options may not become exercisable prior to the individual’s commencement of service. While any person eligible under the Option Plan may be granted a nonstatutory option, only employees may be granted incentive stock options. As of August 29, 2003, we had 151 permanent employees, including five executive officers, in addition to thirteen temporary employees, four non-employee directors and seven consultants who would be eligible to receive a grant under the Option Plan.

      Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price of an incentive stock option may not be less than the fair market value of a share of the common stock on the date of grant and the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. The Option Plan provides that any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power (or combined value) of all classes of our stock or any parent or subsidiary corporation of us (a “Ten Percent Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant as required under Section 422 of the Code. As of August 29, 2003, the closing price of our common stock, as reported on the Nasdaq National Market, was $9.23 per share.

      Under the Option Plan, the option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. Generally, options granted under the Option Plan become exercisable in installments over a period of time specified by the Board at the time of grant, subject to the optionee’s continued service with us. The Option Plan provides that the maximum term of an incentive stock option is ten years unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. The Option Plan does not limit the term of a nonstatutory stock option. An option generally will remain exercisable for 3 months following the optionee’s termination of service, provided that if termination results from the optionee’s death or disability, the option generally will remain exercisable for 12 months following the optionee’s termination of service. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer or shorter post-service exercise periods in particular instances.

      Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. A nonstatutory stock option may be assignable or transferable to the extent permitted by the Board and as set forth in the option agreement.

      Change in Control. The Option Plan provides that in the event of a “Change in Control” (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”) may either assume Abaxis’ rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. If the Acquiring Corporation elects not to assume or substitute for options outstanding under the Option Plan, any unvested or unexercisable portion of the outstanding options will become immediately exercisable and vested in full prior to such Change in Control. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate. If the Acquiring Corporation assumes or substitutes for outstanding options, then such options will continue to become exercisable and/or vested as provided in the respective stock option agreements. However, if an optionee’s employment with the Acquiring Corporation is terminated other than for “cause” or if the optionee resigns for “good reason” following the occurrence of a Change in Control, the outstanding options of such optionee will become immediately exercisable and vested as of the date of such termination of employment.

      For purposes of the Option Plan, a “Change in Control” means (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of our voting stock, (ii) a merger or consolidation in which we are a party, (iii) the sale, exchange or transfer of all or substantially all of our assets, or (iv) our liquidation or dissolution wherein, upon any such event, our shareholders immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of our voting stock, its successor, or the corporation to which our assets were transferred.

      Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Plan and the option agreements have lapsed, provided that all options must be granted within ten years of July 21, 1998, the date on which the Board approved the restatement of the Option Plan. The Board may terminate or amend the Option Plan at any time. However, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of common stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require shareholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option’s status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Summary of United States Federal Income Tax Consequences

      The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

      Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

      The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

Vote Required

      If a quorum is present and voting, the vote of a majority of the shares both (a) represented in person or by proxy and (b) voting is required for approval of this proposal. In addition, the votes in favor of this proposal must be a majority of the quorum present.

      Although abstentions and broker “non-votes” are counted as present for purposes of a quorum, they are not counted as affirmative votes for the proposals. In other words, the vote in favor of each of this proposal must exceed the sum of (i) the votes against, (ii) abstentions and (iii) the broker “non-votes” for this proposal.

Recommendation of the Board of Directors

      The Board of Directors believes that the proposed amendment of the Abaxis 1998 Stock Option Plan to increase the number of shares of Abaxis common stock reserved for issuance under the Abaxis 1998 Stock Option Plan by 500,000 shares, from 3,886,000 to 4,386,000 shares, is in the best interests of Abaxis and its shareholders for the reasons stated above.

      THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of June 3, 2003 certain information with respect to the beneficial ownership of our common stock by (i) the persons named in the Summary Compensation Table; (ii) each of our directors, and (iii) all of our executive officers and directors as a group. There are no persons known to us that are the beneficial owners of more than 5% of our outstanding common stock.

		Percent of Abaxis
	Number of	Common Stock
Name and Address of Beneficial Owner(1)	Shares Owned	Outstanding(2)

Executive Officers
Clinton H. Severson(3)	767,672	4.6%
Vladimir E. Ostoich, Ph.D.(4)	414,257	2.5%
Robert B. Milder(5)	204,075	1.2%
Kenneth P. Aron, Ph.D.(6)	125,074	*
Alberto R. Santa Ines(7)	55,613	*
Outside Directors
Richard J. Bastiani, Ph.D.(8)	61,333	*
Prithipal Singh, Ph.D.(9)	44,000	*
Ernest S. Tucker, III, M.D.(10)	43,500	*
Brenton G. A. Hanlon(11)	32,667	*
Henk J. Evenhuis(12)	2,667	*
Executive officers and directors as a group (10 persons)(13)	1,750,858	10.2%

*	Less than 1%

(1)	The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The business address of each of the beneficial owners listed is c/o Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587.

(2)	The percentages shown in this column are calculated from the 16,816,095 shares of common stock outstanding on March 31, 2003, shares of common stock issuable upon the conversion of our Series D convertible preferred stock, exercise of warrants and options held by that person that are currently exercisable or which are exercisable within sixty calendar days of June 3, 2003, and are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

(3)	Includes:

•	28,285 shares of common stock issuable upon the conversion of shares of our Series D convertible preferred stock;

•	9,900 shares of common stock issuable upon the exercise of warrants; and

•	598,375 shares subject to stock options exercisable by Mr. Severson within sixty days of June 3, 2003.

(4)	Includes:

•	31,500 shares held by Dr. Ostoich’s IRA;

•	29,500 shares held by Mrs. Ostoich’s IRA;

•	122,328 shares held by the Vladimir Ostoich and Liliana Ostoich Trust Fund, for the benefit of Dr. Ostoich and his wife;

•	21,714 shares issuable upon the conversion of shares of our Series D convertible preferred stock;

•	7,600 shares issuable upon the exercise of warrants; and

•	197,000 shares subject to stock options exercisable by Dr. Ostoich within sixty days of June 3, 2003.

(5)	Includes 160,875 shares subject to stock options exercisable by Mr. Milder within sixty days of June 3, 2003.

(6)	Includes 118,750 shares subject to stock options exercisable by Dr. Aron within sixty days of June 3, 2003.

(7)	Includes 40,313 shares subject to stock options exercisable by Mr. Santa Ines within sixty days of June 3, 2003.

(8)	Includes 19,333 shares subject to stock options exercisable by Dr. Bastiani within sixty days of June 3, 2003.

(9)	Includes 18,000 shares subject to stock options exercisable by Dr. Singh within sixty days of June 3, 2003.

(10)	Includes 43,500 shares subject to stock options exercisable by Dr. Tucker within sixty days of June 3, 2003.

(11)	Includes 18,667 shares subject to stock options exercisable by Mr. Hanlon within sixty days of June 3, 2003.

(12)	Includes 2,667 shares subject to stock options exercisable by Mr. Evenhuis within sixty days of June 3, 2003.

(13)	Includes:

•	49,999 shares issuable upon the conversion of shares of our Series D convertible preferred stock held individually;

•	17,500 shares issuable upon the exercise of warrants held individually; and

•	1,217,480 shares subject to options exercisable within sixty days of June 3, 2003.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Position

Clinton H. Severson	55	Chairman of the Board, President and Chief Executive Officer
Richard J. Bastiani, Ph.D.(1)(2)	60	Director
Brenton G. A. Hanlon(1)(2)	57	Director
Prithipal Singh, Ph.D.(1)	64	Director
Ernest S. Tucker, III, M.D.	70	Director
Henk J. Evenhuis(1)	60	Director
Alberto R. Santa Ines	56	Chief Financial Officer and Vice President of Finance
Kenneth P. Aron, Ph.D.	50	Vice President of Research and Development
Richard L. Schoen	53	Vice President of Domestic Marketing and Sales
Robert B. Milder	53	Chief Operations Officer
Vladimir E. Ostoich, Ph.D.	57	Vice President of Engineering, Founder

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

      Clinton H. Severson has served as our President, Chief Executive Officer and one of our directors since June 1996. He was appointed Chairman of the Board in May 1998. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a privately held medical diagnostic company.

      Richard J. Bastiani, Ph.D. joined our Board of Directors in September 1995. Dr. Bastiani has also served as Chairman of the Board of Directors of ID Biomedical Corporation (NASDAQ: IDBE) since August 1998, after having been appointed to the Board of Directors of ID Biomedical Corporation in October 1996. Dr. Bastiani was President of Dendreon (NASDAQ: DNDN), a biotechnology company from September 1995 to September 1998. From 1971 until 1995, Dr. Bastiani held a number of positions with Syva Company, including as President from 1991 until Syva was acquired by a subsidiary of Hoechst AG of Germany in 1995. Dr. Bastiani is also a member of the board of directors of several privately held companies.

      Brenton G. A. Hanlon joined our Board of Directors in November 1996. Since January 2001, Mr. Hanlon has been President and Chief Executive Officer of Hitachi Chemical Diagnostics, a manufacturer of in vitro allergy diagnostic products. Concurrently, from December 1996 until the present, Mr. Hanlon has served as President and Chief Operating Officer of Tri-Continent Scientific, a subsidiary of Hitachi Chemical. From 1989 to December 1996, Mr. Hanlon was Vice President and General Manager of Tri-Continent Scientific. Mr. Hanlon serves on the board of directors of two privately held companies.

      Prithipal Singh, Ph.D. joined our Board of Directors in June 1992. He has been the Founder, Chairman and Chief Executive Officer of ChemTrak Inc. (Pink Sheets: CMTR) from 1988 to 1998. Prior to this, he was an Executive Vice President of Idetec Corporation from 1985 to 1988 and a Vice President of Syva Corporation from 1977 to 1985.

      Ernest S. Tucker, III, M.D. joined our Board of Directors in September 1995. Dr. Tucker currently serves as a self-employed healthcare consultant after having retired as Chief Compliance Officer for Scripps Health in San Diego in September 2000, a position which he assumed in April 1998. Dr. Tucker was Chairman of Pathology at Scripps Clinic and Research Foundation from 1992 to April 1998 and Chair of Pathology at California Pacific Medical Center in San Francisco from 1989 to 1992.

      Henk J. Evenhuis joined our Board of Directors in November 2002. Mr. Evenhuis currently serves as a Director of Credence Systems Corporation (NASDAQ: CMOS), a semiconductor equipment manufacturer.

Mr. Evenhuis served as Chief Financial Officer of Fair Isaac Corporation (NYSE: FIC), a global provider of analytic software products to the financial services, insurance and health care industries from October 1999 to October 2002. From 1987 to 1998, he was Executive Vice President and Chief Financial Officer of Lam Research Corporation (NASDAQ: LRCX), a semiconductor equipment manufacturer.

      Alberto R. Santa Ines has served as our Chief Financial Officer and Vice President of Finance since April 2002. Mr. Santa Ines joined us in February 2000 as Finance Manager. In April 2001, Mr. Santa Ines was promoted to Interim Chief Financial Officer and Director of Finance, and in April 2002 he was promoted to his current position. From March 1998 to January 2000, Mr. Santa Ines was a self-employed consultant to several companies. From August 1997 to March 1998, Mr. Santa Ines was the Controller of Unisil (Pink Sheets: USIL), a semiconductor company. From April 1994 to August 1997, he was a Senior Finance Manager at Lam Research Corporation (NASDAQ: LRCX), a semiconductor equipment manufacturer.

      Kenneth P. Aron, Ph.D. joined us in February 2000 as Vice President of Research and Development. From April 1998 to November 1999, Dr. Aron was Vice President of Engineering and Technology of Incyte Pharmaceuticals (NASDAQ: INCY), a genomic information company. From April 1996 to April 1998, Dr. Aron was Vice President, Research, Development and Engineering for Cardiogenesis Corporation (NASDAQ: CGCP), a manufacturer of laser-based cardiology surgical products.

      Robert B. Milder has served as our Chief Operations Officer since April 2000. Mr. Milder joined us in May 1998 as Vice President of Operations. From December 1996 to May 1998, Mr. Milder was the Vice President of Manufacturing for Nidek, Inc., a manufacturer of opthalmic and surgical lasers. From March 1992 to January 1996, Mr. Milder was Vice President of Operations for Heraeus Surgical, Inc., a surgical capital equipment manufacturer.

      Vladimir E. Ostoich, Ph.D., one of our co-founders, is currently our Vice President of Engineering. Dr. Ostoich has served as Vice President in various capacities at Abaxis since our inception, including as Vice President of Research and Development, Senior Vice President of Research and Development, Vice President of Engineering and Instrument Manufacturing and Vice President of Marketing and Sales for the United States and Canada.

      Richard L. Schoen joined us in November 2002 as Vice President of Marketing and Sales. Prior to Abaxis, Mr. Schoen was Vice President, Business Development from October 1999 to November 2002 at Colorado MEDtech, Inc., a full service outsource provider of medical device product development and manufacturing. From March 1972 to April 1998, Mr. Schoen held several key positions with Beckman Coulter, a major manufacturer of in vitro laboratory instrumentation and biomedical systems, that included program management, sales and marketing management and general management where he was responsible for Beckman’s point-of-care testing products.

Term and Number of Directors

      All directors hold office until our next annual meeting of shareholders and until their successors have been elected and qualified. Our Bylaws authorize the Board of Directors to fix the number of directors at not less than four nor more than seven. The authorized number of our directors is currently six. Each officer serves at the discretion of the Board of Directors. There are no family relationships among any of our directors or officers.

Meetings and Committees of the Board of Directors

      During the fiscal year ended March 31, 2003, our Board of Directors held four meetings and no director attended fewer than 75% of the total meetings of the Board.

      The members of the Audit Committee during the fiscal year ended March 31,2003 were its Chairman, Mr. Evenhuis, and Dr. Singh, Mr. Bastiani and Mr. Hanlon. The Audit Committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent public accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit

Committee also consults with the management and our independent public accountants prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent public accountants. The Audit Committee held four formal meetings during the fiscal year ended March 31, 2003 with Deloitte & Touche LLP at which members of the Audit Committee discussed the quarterly results with Deloitte & Touche LLP. Members of the Audit Committee also formally reviewed the financial statements for the year ended March 31, 2003 with Deloitte & Touche LLP, in addition to meeting informally via the telephone throughout the course of the fiscal year. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

      The members of the Compensation Committee during the fiscal year ended March 31, 2003 were Messrs. Bastiani and Hanlon. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our executive officers and directors, including among other things, annual salaries and bonuses and stock option incentive arrangements. The Compensation Committee held one meeting during the fiscal year ended March 31, 2003, which was attended by both Messrs. Bastiani and Hanlon. For additional information about the Compensation Committee, see “Report Of The Compensation Committee On Executive Compensation,” and “Executive Compensation and Other Matters” below.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth information concerning the compensation during the fiscal years ended March 31, 2003, 2002 and 2001 of our Chief Executive Officer and our four other most highly compensated executive officers whose total salary and bonus for our fiscal year ended March 31, 2003 exceeded $100,000, for services in all capacities to us, during our fiscal year ended March 31, 2003.

Summary Compensation Table

				Long-Term
				Compensation Awards
		Annual Compensation($)
				Securities Underlying
Name and Principal Position	Fiscal Year	Salary	Bonus	Options(#)

Clinton H. Severson	2003	$265,000	$187,000	—
President, Chief Executive Officer	2002	265,000	82,500	164,000
and Chairman of the Board	2001	250,000	226,500	—

Alberto R. Santa Ines	2003	$131,000	$125,000	50,000
Chief Financial Officer and	2002	110,000	22,000	22,000
Vice President of Finance	2001	110,000	26,500	5,000

Kenneth P. Aron, Ph.D.	2003	$150,000	$125,000	—
Vice President of Research	2002	150,000	55,000	55,000
and Development	2001	140,000	76,000	50,000

Robert B. Milder	2003	$165,000	$149,000	—
Chief Operations Officer	2002	165,000	66,000	62,000
	2001	155,000	143,500	—

Vladimir E. Ostoich, Ph.D.	2003	$160,000	$125,000	—
Vice President of Engineering	2002	160,000	55,000	59,500
	2001	150,000	166,000	—

Stock Options Granted in Fiscal 2003

      The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended March 31, 2003, made to the persons named in the Summary Compensation Table.

Option Grants in Fiscal 2003

Individual Grants in Fiscal 2003
Potential Realizable
		% of Total			Value at Assumed
		Options			Annual Rates of Stock
		Granted to			Price Appreciation for
	Options	Employees	Exercise		Option Term(1)
	Granted	in Fiscal	Base Price	Expiration
Name	(#)(2)	Year	($/Sh)(3)	Date	5%($)	10%($)

Alberto R. Santa Ines	50,000	14.6	$3.00	7/23/2012	$94,334	$239,016

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercise are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	All options granted in the fiscal year ended March 31, 2003 were granted pursuant to our 1998 Stock Option Plan. The options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee’s continuous employment by us. Under our 1998 Stock Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. For additional information regarding options, see “Change of Control Arrangements.”

(3)	All options were granted at market value on the date of grant.

Option Exercises in Fiscal 2003 and Fiscal 2003 Year-End Option Values

      The following table provides the specified information concerning exercises of options to purchase our common stock in the fiscal year ended March 31, 2003, and unexercised options held as of March 31, 2003, by the persons named in the Summary Compensation Table.

	Shares
	Acquired		Number of Unexercised		Value of Unexercised In-the-
	on	Value	Options at 3/31/03		Money Options at 3/31/03 ($)
	Exercise	Realized
Name	(#)	($)	Exercisable(1)	Unexercisable	Exercisable(2)	Unexercisable

Clinton H. Severson	—	—	585,875	78,125	$483,750	$—
Alberto R. Santa Ines	—	—	24,729	64,271	—	40,500
Kenneth P. Aron, Ph.D.	—	—	105,416	59,584	—	—
Robert B. Milder	—	—	152,020	36,980	121,922	813
Vladimir E. Ostoich, Ph.D.	—	—	188,145	36,980	99,662	813

(1)	Options to purchase our common stock generally vest as to one-fourth of the option grant on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee’s continuous employment with Abaxis. All options are exercisable only to the extent vested.

(2)	The value of the unexercised in-the-money options is based on the closing price of our common stock ($3.81 per share) on March 31, 2003, the last trading day in our fiscal year ended March 31, 2003, and is net of the exercise price of such options.

Compensation of Directors

      In the fiscal year ended March 31, 2003, all of our non-employee directors received compensation in the amount of $2,258 per Board meeting they attended plus reimbursement of reasonable travel expenses incurred. In addition, from April 2002 to December 2002, one of the members of our board of directors, Ernest S. Tucker, III, M.D., also served as a consultant to us and received monthly compensation of $1,000 plus reimbursement of expenses for attending meetings at or on behalf of us. Each of our non-employee directors also receives an automatic annual grant of options to purchase 4,000 shares of our common stock under our 1998 Stock Option Plan. In addition, Dr. Tucker received an additional grant of options to purchase 5,000 shares of our common stock for serving as a consultant in September 2002.

Change of Control Arrangements

      Our 1998 Stock Option Plan and 1992 Outside Directors Stock Option Plan provide that, in the event of a transfer of control of Abaxis, the surviving, continuing, successor or purchasing corporation or a parent corporation thereof, as the case may be, which is referred to as the acquiring corporation, shall either assume our rights and obligations under stock option agreements outstanding under our option plans or substitute options for the acquiring corporation’s stock for such outstanding options. In the event the acquiring corporation elects not to assume or substitute for such outstanding options in connection with a merger constituting a transfer of control, our Board shall provide that any unexercisable and/or unvested portion of the outstanding options shall be immediately exercisable and vested as of a date prior to the transfer of control, as our Board so determines. Any options which are neither assumed by the acquiring corporation, nor exercised as of the date of the transfer of control, shall terminate effective as of the date of the transfer of control. Options which are assumed by the acquiring corporation shall become exercisable and vested as provided under the relevant stock option agreements under the option plans, unless the acquiring corporation terminates the option holder under certain circumstances defined in the option plans. Under such circumstances, the holder’s options shall become immediately exercisable and vested as of the date of termination.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

      Based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto received by us, we believe that during the period from April 1, 2002 through March 31, 2003, our officers and directors complied with all applicable filing requirements except with respect to one of our officers who inadvertently did not reflect the correct number of shares beneficially owned by him on one Form 4.

Employment Agreements

      In March 1997, we entered into an employment agreement with Clinton H. Severson, our President, Chief Executive Officer, and Chairman of our Board of Directors, which provides Mr. Severson with six months of salary and benefits if his employment with us is terminated for other than cause. In April 2001, this agreement was modified to increase the length of term from six months to two years.

      In April 2001, we entered into an Employee Retention Incentive Agreement with Alberto R. Santa Ines, which provided that Mr. Santa Ines, then our Interim Chief Financial Officer and Director of Finance, would receive a lump sum cash payment equal to nine months of salary and benefits if his employment with us was terminated for other than cause. In May 2002, Mr. Santa Ines was appointed as our Chief Financial Officer and Vice President of Finance and concurrently Mr. Santa Ines’ employment agreement was amended to provide that Mr. Santa Ines will receive a lump sum cash payment equal to nine months of salary and benefits if his employment with us is terminated for other than cause before April 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

      Abaxis historically had two equity incentive plans under which our equity securities have been authorized for issuance to our employees or directors: the 1989 Stock Option Plan, which was amended and restated as the 1998 Stock Option Plan, and the 1992 Outside Directors’ Stock Option Plan. Both the 1998 Stock Option Plan and the 1992 Outside Directors’ Stock Option Plan have been approved by our shareholders. Our 1992 Outside Directors’ Stock Option Plan expired on June 30, 2002 and, consequently, future option grants to our outside directors will be made from our 1998 Stock Option Plan. In addition, from time to time we issue warrants to purchase shares of our common stock to non-employees, such as service providers and purchasers of our preferred stock.

      The following table provides aggregate information through March 31, 2003 regarding (i) grants under both of our equity incentive plans, and (ii) outstanding warrants to purchase our common stock. As a result of the expiration of our 1992 Outside Directors’ Stock Option Plan in June 2002, no further shares are available for issuance under such plan.

Equity Compensation Information

	Number of		Number of
	Securities		Securities
	to be	Weighted-	Remaining
	Issued	Average	Available for
	Upon	Exercise	Future
	Exercise of	Price of	Issuance
	Options,	Outstanding	Under Equity
	Warrants	Warrants	Compensation
Plan Category	and Rights	and Rights	Plans

Equity compensation plans approved by our shareholders:
1998 Stock Option Plan	2,411,795	$4.54	532.688
1992 Outside Directors’ Stock Option Plan	97,000	$4.09	—
Equity securities not approved by our shareholders:
Warrants to purchase our common stock(1)	1,277,452	$6.91	—
Total:	3,786,247	$5.33	532,688

(1)	Consists of warrants that have a five year term in which they may be exercised. All warrants were issued to service providers, except for warrants to purchase an aggregate of 328,900 and 368,500 shares of our common stock at a per share exercise price of $7.00 issued to purchasers of our Series D and Series E convertible preferred stock, respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of Dr. Richard J. Bastiani and Mr. Brenton G.A. Hanlon. Each of these individuals is a non-employee member of the Abaxis Board of Directors. The Compensation Committee is responsible for approving all compensation recommended by the President for executive officers and provides recommendations to the Board of Directors for approval of all compensation for the President and Chief Executive Officer of Abaxis. The goal of the Abaxis compensation policy for executive officers is to attract, retain and reward executive officers who contribute to Abaxis’ success and to motivate these executives to achieve our business objectives. Abaxis uses salary, stock option grants and bonus compensation to meet these goals.

      Compensation Policies. Salaries initially are set for each executive officer according to a range of salaries for similar positions in comparable companies in Abaxis’ industry and geographic area. Salaries are reviewed annually based on individual past performance, financial results of Abaxis and survey information from compensation consulting firms. Adjustments are made if necessary to maintain competitiveness within the industry. In April 2003, during the company-wide annual salary review, the salaries of the Abaxis executives were determined to be below the proper ranges and hence salaries were increased for the fiscal year ended March 31, 2004.

      Compensation Components. The Compensation Committee strongly believes that executive compensation should be based in part on the Abaxis’ performance and has used stock option grants and bonus compensation to accomplish this goal. Accordingly, the Compensation Committee establishes both financial and operational based objectives and goals in determining executive officer bonuses, including among other things, Abaxis’ aggregate annual revenues and earnings per share. Additional criteria include sales and spending forecasts for the upcoming year. Abaxis declared and paid bonuses for work performed during each of the quarters for the fiscal year ended March 31, 2003.

      The Board of Directors strongly believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders. The size of an initial option grant to an executive officer generally has been determined with reference to comparable companies in Abaxis’ industry and geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. Additional option grants to an executive officer are generally based on Abaxis’ performance and individual performance. During the fiscal year ended March 31, 2003, the Compensation Committee approved stock option grants to an executive officer. See “Option Grants in Last Fiscal Year.” Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. Other elements of executive compensation include participation in company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan.

      Chief Executive Officer Compensation. The Compensation Committee annually reviews the performance and compensation of Clinton H. Severson, the President and Chief Executive Officer of Abaxis. During the fiscal year ended March 31, 2003, Mr. Severson’s compensation consisted of salary, an incentive stock option grant and performance-based bonus compensation. During the annual review performed after the close of the fiscal year ended March 31, 2003, the Compensation Committee adjusted upwards Mr. Severson’s salary to be competitive with what comparable companies within Abaxis’ industry and geographic area, based on compensation information obtained by Abaxis. For the fiscal year ending March 31, 2004, Mr. Severson’s base salary is $285,000, and he has the potential to earn a bonus of up to $550,000.

      Deductibility of Executive Compensation. Abaxis has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to Abaxis’ Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1989 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that in general other components of the Abaxis’ compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as applicable.

COMPENSATION COMMITTEE

Richard J. Bastiani, Ph.D.
Brenton G.A. Hanlon

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees Abaxis’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Deloitte & Touche LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

      The Audit Committee consists of four directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for the Nasdaq Stock Market and is chaired Mr. Evenhuis, who is considered a financial expert as set forth in such listing standards. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. In July 2003, the Board of Directors unanimously approved the amendment and restatement of the audit committee charter to incorporate changes in response to the Sarbanes-Oxley Act of 2002 and amended listing standards of the Nasdaq Stock Market. A copy of this charter is attached to this proxy statement as Appendix A.

      The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche’s audit, the results of its examinations, its evaluations of Abaxis’ internal controls and the overall quality of its financial reporting.

      The following table sets forth the aggregate fees billed to Abaxis for the fiscal year ended March 31, 2003 by Deloitte & Touche LLP:

Audit Fees	$238,000
Audit-Related Fees	$67,000
Tax Preparation Fees	$90,000
All Other Fees	—

      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Abaxis that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Abaxis’ audited financial statements be included in Abaxis’ Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

THE AUDIT COMMITTEE

Henk J. Evenhuis, Chairman
Richard J. Bastiani, Ph.D.
Brenton G.A. Hanlon
Prithipal Singh, Ph.D.

      Pursuant to Item 7(e)(3), the above information shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Abaxis specifically incorporates it by reference in such filing.

COMPARISON OF SHAREHOLDER RETURN

      Our common stock is quoted on the Nasdaq National Market using the trading symbol ABAX. The per share price of our common stock as of the close of trading on August 29, 2003 was $9.23.

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on Abaxis’ common stock with the cumulative total returns for the past five years of the:

•	the Russell 2000 Index; and

•	the Nasdaq Medical Equipment Securities Index.

      No cash dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

      The following chart references the annual portfolio value as of March 31 in each of the following years, were an investor to have invested $100.00 on March 31, 1997 in each of our common stock, the Russell 2000 Index and the Nasdaq Medical Equipment Securities Index:

	1998	1999	2000	2001	2002	2003

Abaxis, Inc.	$100.00	$100.00	$432.26	$259.66	$330.32	$196.65
Russell 2000 Index	100.00	83.74	114.98	97.35	110.97	81.04
Nasdaq Medical Equipment Securities Index	100.00	107.44	144.01	107.14	135.52	114.51

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Proposals of shareholders intended to be presented at the next annual meeting of our shareholders must be received by us at our offices at 3240 Whipple Road, Union City, California 94587, no later than May 6, 2004, the date not less than one hundred twenty (120) days prior to one year anniversary of our mailing to shareholders of this Proxy Statement for the 2003 Annual Meeting of Shareholders. Any such shareholder proposals must satisfy the conditions established by the Securities and Exchange Commission for inclusion in our proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

ZARA Z. THOMAS,
Secretary

APPENDIX A

ABAXIS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

1.     Statement of Policy

      This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Abaxis, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

      The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to any governmental body or to the public, and on the Company’s compliance with legal and regulatory requirements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

      The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

2.     Organization and Membership Requirements

      The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market. In addition, the Committee shall not include any member who:

•	accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•	is an executive officer of the Company, or beneficially owns or controls, directly or indirectly, more than 10% of the Company’s outstanding common stock or is otherwise an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.

      Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities. At least one member shall be an audit committee financial expert as determined by the Board in accordance with the rules of the SEC. No Committee member shall simultaneously serve on the audit committee of more than three public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such service does not impair the ability of such member to serve effectively on the Committee, which determination shall be disclosed in the annual proxy statement.

      The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

3.     Meetings

      The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

4.     Committee Authority and Responsibilities

      To fulfill its responsibilities and duties, the Committee shall:

a. Oversight of the Company’s Independent Auditor

i. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

ii. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

iii. Obtain and review annually a report from the independent auditor describing (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

iv. Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor’s quality-control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, and report to the Board on its conclusions, together with any recommendations for additional action.

v. Consult with the independent auditor to and assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

vi. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the

Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such polices and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

vii. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

viii. Approve as necessary the termination of the engagement of the independent auditor.

ix. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

x. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

xi. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

b. Review of Financial Reporting, Policies and Processes

i. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K

ii. Review and discuss with management and the independent auditor the Company’s quarterly financial statements.

iii. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s periodic reports.

iv. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

v. Periodically meet separately with management and with the independent auditor.

vi. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

vii. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), review annually with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

viii. Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

ix. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

x. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

xi. Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

xii. Review any special audit steps adopted in light of material control deficiencies.

c. Risk Management, Related Party Transactions, Legal Compliance and Ethics

i. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

ii. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

iii. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

iv. Consider and present to the Board for adoption a Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. Review such Code of Ethics periodically and recommend such changes to such Code of Ethics as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Ethics.

v. Consult with the Board regarding its adoption of a Code of Code of Business Conduct and Ethics applicable to all employees and directors and required by the rules of The Nasdaq Stock Market, and adopt procedures for monitoring and enforcing compliance with such Code of Business Conduct.

vi. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Ethics or the Company’s Code of Business Conduct and Ethics, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

vii. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

viii. Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

ix. Review with the Company’s general counsel and report to the Board on litigation, material government investigations and compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

x. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

xi. Develop and implement an annual performance evaluation of the Committee.

xii. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

xiii. Review and reassess the Charter’s adequacy as appropriate.

ABAXIS, INC.

Proxy for the Annual Meeting of Shareholders
To be held on October 21, 2003

Solicited by the Board of Directors

     The undersigned hereby appoints Clinton H. Severson and Alberto R. Santa Ines, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Abaxis, Inc., a California corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Abaxis to be held at the principal offices of Abaxis at 3240 Whipple Road, Union City, California, 94587 on Tuesday, October 21, 2003, at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of Abaxis dated September 5, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED “FOR” ALL NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 and 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

Please mark [X] votes as in this example

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     A vote FOR the following proposals is recommended by the Board of Directors:

     1.     To elect the following six (6) directors of Abaxis to serve until the 2003 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

☐	FOR all nominees listed below (except as marked to the contrary below.)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Clinton H. Severson	Richard J. Bastiani, Ph.D.

Henk J. Evenhuis	Brenton G.A. Hanlon

Prithipal Singh, Ph.D.	Ernest S. Tucker, M.D.

     2.     To approve and ratify the appointment of Deloitte & Touche LLP as the independent auditors for Abaxis for the fiscal year ending March 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

     3.     To approve and ratify the adoption of an increase in the maximum aggregate number of shares of Common Stock that may be issued under Abaxis’ 1998 Stock Option Plan by 500,000 shares, from 3,886,000 to 4,386,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign here exactly as your name(s) Signature:                                                        Date:                    appears on your stock certificate. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary Signature:                                                        Date:                  capacity should indicate their full titles in such capacity. Please date the proxy.